As filed with the Securities and Exchange Commission on January 28, 2002
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                   51-0376469
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         300 DELAWARE AVENUE - SUITE 303
                           WILMINGTON, DELAWARE 19801
                                 (302) 427-5715
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                            RICHARD A. WEINBERG, ESQ.
                        C/O ISP MANAGEMENT COMPANY, INC.
                     1361 ALPS ROAD, WAYNE, NEW JERSEY 07470
                                 (973) 628-3520
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                            MICHAEL E. LUBOWITZ, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


NY2:\1115116\04\NWFG04!.DOC\54104.0001

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Each Class of           Amount to be          Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
Securities to be Registered      Registered(1)             Price Per Share(2)            Offering Price(2)        Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share           200,000 shares              $8.38                        $1,675,322               $154.13
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c), under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's
Common Stock as reported on the New York Stock Exchange on January 23, 2002.
With respect to certain outstanding options, the fee was based on the price at which such options may be exercised. The exercise price for 6,000 options is $5.875, the exercise price for 9,000 options is $6.313, the exercise price for 5,000 options is $6.063, the exercise price for 3,000 options is $10.89 and the exercise price for 10,000 options is $8.24.

===================================================================================================================================












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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. PLAN INFORMATION.

         The documents containing the information specified in Part I of this registration statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Those documents are not required to be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors, are available without charge to eligible employees by writing or calling ISP at

                      International Specialty Products Inc.
                        c/o ISP Management Company, Inc.
                                 1361 Alps Road
                             Wayne, New Jersey 07470
                                 (973) 628-4000
                         Attention: Corporate Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the SEC by ISP (including its predecessors, "ISP") are incorporated herein by reference:

                  (a) ISP's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  (b) ISP's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, July 1, 2001 and April 1, 2001 and ISP's current report on Form 8-K filed on June 28, 2001.

                  (c) The description of ISP's common stock, par value $.01 per share, contained in ISP's registration statement on Form 8-A filed with the SEC on June 21, 1991.

                  All documents subsequently filed by ISP with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         ISP is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article SEVENTH of ISP's Amended and Restated Certificate of Incorporation provides that directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages if a director or officer acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of ISP and provides for indemnification of the officers and directors of ISP to the full extent permitted by applicable law.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ISP pursuant to the foregoing provisions, or otherwise, ISP has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ISP of expenses incurred or paid by a director, officer or controlling person of ISP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ISP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number   Description
- ------   -----------

4.1 Amended and Restated Certificate of Incorporation of ISP (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of ISP (Registration No. 333-53709)).

4.2 By-Laws of ISP, as amended (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4 of ISP (Registration No. 333-53709)).

*4.3 International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors.

*5       Opinion of Richard A. Weinberg, Esq.

*23      Consent of Arthur Andersen LLP

*24      Power of Attorney (included on signature page)

- -------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)        The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i) to include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in this registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in the volume
                                            of securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high and the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the SEC pursuant to Rule
                                            424(b) if, in the aggregate, the
                                            changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective registration
                                            statement; and

                                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
                                            provided, however, that paragraphs
                                            (a)(1)(i) and (a)(1)(ii) do not
                                            apply if the registration statement
                                            is on Form S-3, Form S-8 or Form
                                            F-3, and the information required to
                                            be included in a post-effective
                                            amendment by those paragraphs is
                                            contained in periodic reports filed
                                            with or furnished to the SEC
                                            by the registrant pursuant to
                                            Section 13 or 15(d) of the
                                            Exchange Act that
                                            are incorporated by reference in
                                            this registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling

                      precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, ISP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on January 24, 2002.

                                    INTERNATIONAL SPECIALTY PRODUCTS INC.

                                    By: /s/ Susan B. Yoss
                                        ---------------------------------------
                                    Name:    Susan B. Yoss
                                    Title:   Executive Vice President -
                                             Finance and Treasurer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes Susan
B. Yoss such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature                           Title                              Date
- ---------                           -----                              ----
/s/ Samuel J. Heyman                Chairman and Director              January 24, 2002
- ---------------------------
Samuel J Heyman

/s/ Sunil Kumar                     President, Chief Executive         January 24, 2002
- ---------------------------         Officer and Director
Sunil Kumar                         (Principal Executive Officer)

/s/ Susan B. Yoss                   Executive Vice President-Finance   January 24, 2002
- ---------------------------         and Treasurer (Principal Financial
Susan B. Yoss                       Officer)



                                       11


/s/ Jon W. Rushatz                  Vice President-Finance             January 24, 2002
- ---------------------------         (Principal Accounting Officer)
Jon W. Rushatz

/s/ Robert Englander                Director                           January 24, 2002
- ---------------------------
Robert Englander

/s/ Charles M. Diker                Director                           January 24, 2002
- ---------------------------
Charles M. Diker

/s/ Alan Meckler                    Director                           January 24, 2002
- ---------------------------
Alan Meckler

/s/ Sanford Kaplan                  Director                           January 24, 2002
- ---------------------------
Sanford Kaplan

/s/ Burt Manning                    Director                           January 24, 2002
- ---------------------------
Burt Manning


                                  EXHIBIT INDEX

Exhibit
Number            Description
- ------            -----------

4.1      Amended and Restated Certificate of Incorporation of ISP
         (incorporated by reference to Exhibit 4.1 to the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of ISP (Registration No. 333-53709)).

4.2 By-Laws of ISP, as amended (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4 of ISP (Registration No. 333-53709)).

*4.3 International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors.

*5       Opinion of Richard A. Weinberg, Esq.

*23      Consent of Arthur Andersen LLP

*24      Power of Attorney (included on signature page).

- -------------
*Filed herewith





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